EXHIBIT 16.1

RBSM LLP

CERTIFIED PUBLIC ACCOUNTANTS

NEW YORK, NEW YORK

June 20, 2008

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Cornerworld Corporation

File No. 333-128614

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K of Cornerworld Corporation dated June 19, 2008 and agree with the statements relating only to RBSM LLP Certified Public Accountants contained therein.

Very truly yours,

/s/ RBSM LLP

RBSM LLP